Exhibit 8.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Subsidiaries	Place of Incorporation
Dragon Jade Holdings Limited	BVI
Stargaze Wealth Limited	BVI
Newa Medical Aesthetics Limited	Hong Kong
Peng Oi Investment (Hong Kong) Holdings Limited	Hong Kong
Shengli Aesthetic Technology Investment (Hong Kong) Company Limited	Hong Kong
Changsha Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Chengdu Pengai Yueji Aesthetic Medical Clinic Co., Ltd.	PRC
Chongqing Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Deqjg Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Guangzhou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Haikou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Hangzhou Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Huizhou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Jinan Pengai Cosmetic Surgery Hospital Co., Ltd.	PRC
Nanchang Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Nanchang Pengai Xiuqi Aesthetic Medical Hospital Co., Ltd.	PRC
Ningbo Beilun Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Ningbo Fenghua Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Ninghai Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Peng Yida Business Consulting (Shenzhen) Co., Ltd.	PRC
Shanghai Pengai Jiayan Aesthetic Medical Clinic Co., Ltd.	PRC
Shanghai Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Shanghai Pengai Medical Technology Co., Ltd.	PRC
Shenzhen City Pengai Beauty Promise Cosmetic Co., Ltd.	PRC
Shenzhen Pengai Aesthetic Medical Hospital	PRC
Shenzhen Pengai Culture Broadcast Co., Ltd.	PRC
Shenzhen Pengai Hospital Investment Management Co., Ltd.	PRC
Shenzhen Pengai Xiuqi Aesthetic Medical Hospital	PRC
Shenzhen Pengai Yueji Aesthetic Medical Hospital	PRC
Shenzhen Pengai Yuexin Aesthetic Medical Hospital	PRC
Shenzhen Pengcheng Hospital	PRC
Shenzhen Yueji Aesthetic Clinic Co., Ltd.	PRC
Xi’an New Pengai Yueji Aesthetic Medical Clinic Co., Ltd.*	PRC
Yantai Pengai Jiayan Cosmetic Surgery Hospital Co., Ltd.	PRC
Yinchuan Pengai Yueji Aesthetic Medical Clinic Co., Ltd.**	PRC
Aesthetic Medical International Holdings (Singapore) Pte. Ltd.	Singapore
Mendis Singapore Pte. Ltd.	Singapore
Aih Investment Management Corp.	U.S.A.

Notes:

* We entered into a definitive agreement to acquire controlling equity interest in Xi’an New Pengai Yueji in March 2020, and, in April 2020, completed the filing the business registration amendment.

** We are in the processing of transferring our equity interest in Yinchuan Pengai to a business partner.